EXHIBIT 23.1 - CONSENT OF ACCOUNTANTS

                            Henry Schiffer, C.P.A.
                          An Accountancy Corporation
                         315 Beverly Drive, Suite 211
                       Beverly Hills, California   90212
                Telephone: (310) 286-6830 Fax: (310) 286-6840


                       CONSENT OF INDEPENDENT ACCOUNTANTS


We consent to the incorporation by reference in the Registration
Statement of Internet Business=s International, Inc. on Form S-8 of our report dated September 17, 2002 relating to the financial statements of Internet Business International, Inc. appearing in the Company's Annual Report on Form 10-KSB/A for the year ended June 30, 2002.


/s/ HENRY SCHIFFER, CPA
HENRY SCHIFFER, CPA
June 4, 2002